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                [VEDDER, PRICE, KAUFMAN & KAMMHOLZ LETTERHEAD]



                              November 12, 1996



William Blair Mutual Funds, Inc.
135 South LaSalle Street
Chicago, Illinois  60603

Gentlemen:

        Reference is made to Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A under the Securities Act of 1933 being filed by William Blair Mutual Funds, Inc. (the "Fund") in connection with the proposed public offering of any or all of 500 million (500,000,000) shares of stock, $.001 par value per share (the "Shares"), of the Value Discovery Fund portfolio (the "Portfolio").

        We have acted as counsel for the Fund since its inception and in such capacity have assisted in supervising its organization and have counseled the Fund regarding all subsequent legal matters.

        It is our opinion that the Fund is a corporation existing under the laws of the State of Maryland and is authorized to issue the Shares of the Portfolio. It is our further opinion that when the provisions of any securities laws as may be applicable have been complied with and such Shares have been duly delivered against payment therefor as contemplated by the Registration Statement, such Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the use of this opinion in connection with said Registration Statement as amended and the prospectus and statement of additional information relating to said Shares.

                                        Very truly yours,

                                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ

                                        By:  /s/ Cathy G. O'Kelly
                                             -------------------------
                                             Cathy G. O'Kelly